Exhibit 7.5

June 7, 2016

FV Investment Holdings

190 Elgin Avenue,

George Town,

Grand Cayman KY1-9005

Cayman Islands

Attention: TANG Kui

with a copy to:

Suite 705-708 ICBC Tower

3 Garden Road

Central, Hong Kong

Attention: Wei Cai / Eric Chen / Brian Lee

Alibaba Investment Limited

c/o Alibaba Group Services Limited,

26/F, Tower One, Times Square,

1 Matheson Street, Causeway Bay,

Hong Kong

Attention: Timothy A. Steinert

China Life Investment Holding Company Limited

12/F Tower B, China Life Plaza,

12 Financial Street, Xicheng District

Beijing 100033, China

New China Capital International Management Limited

c/o Campbells Corporate Services Limited

Floor 4, Willow House, Cricket Square

P.O. Box 268

George Town Grand Cayman KY1-1104

Cayman Islands

Attention: An Hongjun

with a copy to:

Suite 1901, CCB Tower,

No. 3 Connaught Road Central

Hong Kong

Attention: David Shen

LTW Capital Jaguar Investment Ltd.

c/o Walkers Corporate Limited

Cayman Corporate Centre, 27 Hospital Road, George Town

Grand Cayman KY1-9008, Cayman Islands

with a copy to:

12/F, Tower A, Ping An International Finance Center

No. 1-3 Xinyuan South Road, Chaoyang District

Beijing, 100027, People’s Republic of China

Attention: Daniel Chen / Wei Zhang

(Tianjin Legend Capital Yunpeng Partnership (Limited Partnership))

Legend Capital, 16F, Tower B, Raycom Infotech Park

No. 2 Kexueyuan South Road, Zhongguancun

Haidian District, Beijing 100190, China

Attention: Hongbin Zhou

Dear Sirs,

Reference is made to the Amended and Restated Consortium Agreement (the “Consortium Agreement”), dated as of January 5, 2016, by and among each of you and the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them under the Consortium Agreement.

By delivering this written notice, each of the undersigned hereby ceases its participation in the Transaction and withdraws from the Consortium pursuant to Section 5.1 of the Consortium Agreement effective as of the date hereof.

[Signature Page Follows]

Sincerely,

Ligang Zhang

/s/ Ligang Zhang

Time Intelligent Finance Limited

By:	/s/ Ligang Zhang
Name: Ligang Zhang
Title: Director

ShanghaiMed, Inc.

By:	/s/ Ligang Zhang
Name: Ligang Zhang
Title: Director

Signature Page to Consortium Withdrawal Notice